Exhibit 24.1

Power of Attorney

I, Jeffrey H. Smulyan, do hereby appoint James A. Strain, Arthur McMahon III, Bridget C. Hoffman, Blake T. Johnson, and Caitlin Graham Felvus, or any of them, as my true and lawful attorney-in-fact to sign on my behalf individually and to file with the Securities and Exchange Commission any schedules or other filings or amendments thereto made by me pursuant to Section 13 of the Securities and Exchange Act of 1934 and related to Emmis Communications Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of August, 2016.

/s/ Jeffrey H. Smulyan
Jeffrey H. Smulyan

Power of Attorney

E Acquisition Corporation, an Indiana corporation (the “Company”), hereby appoints James A. Strain, Arthur McMahon III, Bridget C. Hoffman, Blake T. Johnson, and Caitlin Graham Felvus, or any of them, as its true and lawful attorney-in-fact to sign on its behalf individually and to file with the Securities and Exchange Commission any schedules or other filings or amendments thereto made by the Company pursuant to Section 13 of the Securities and Exchange Act of 1934 and related to Emmis Communications Corporation.

IN WITNESS WHEREOF, the undersigned President and Secretary of the Company has hereunto set his hand this 18th day of August, 2016.

E ACQUISITION CORPORATION

By:	/s/ Jeffrey H. Smulyan
Jeffrey H. Smulyan
President and Secretary